Contract:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	July 27, 2021

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Strong Second Quarter 2021
Financial Results Including EPS of $0.50

Michigan City, Indiana, July 27, 2021 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) — Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three and six months ending June 30, 2021.

“Horizon achieved strong earnings in the second quarter, along with increased non–interest income, stable net interest income, lower deposit costs and strong asset quality metrics,” Chairman and CEO Craig M. Dwight said. “With an improving commercial lending pipeline, and ample liquidity and capital, Horizon is very well positioned for loan growth more in line with historic levels in a recovering economy. We also continue to focus on disciplined management of our highly efficient operations and initiated plans to consolidate 10 locations this summer, reassigning employees to other open positions and investing savings into digital capabilities and opportunities in our growing Indiana and Michigan markets. We also announced the acquisition of 14 Michigan branches to extend our low–cost deposit franchise in a financially and strategically attractive transaction that is on schedule for completion during the third quarter.”

Second Quarter 2021 Highlights

•Net income grew to a record $22.2 million, up 8.6% from the linked quarter and 51.5% from the year–ago period. Diluted earnings per share (“EPS”) of $0.50 includes the $0.01 after–tax impact of expenses associated with Horizon’s agreement to acquire 14 TCF National Bank branches, approximately $976 million in deposits and approximately $278 million in loans in a financially and strategically attractive extension of Horizon’s low–cost deposit franchise in Michigan, announced in the quarter. EPS was $0.46 for the first quarter of 2021 and $0.33 for the second quarter of 2020.

•Pre–tax, pre–provision net income grew to a second–quarter record $24.5 million, up 0.9% from the linked quarter and 3.2% from the year–ago period. This non–GAAP financial measure is utilized by banks to provide a greater understanding of pre–tax profitability before giving effect to credit loss expense. (See the “Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Income” table below.)

•Net interest income was $42.6 million for the quarter, compared to $42.5 million for the first quarter of 2021 and $43.0 million for the second quarter of 2020. Reported net interest margin (“NIM”) was 3.14% and adjusted NIM was 3.13%, with reported NIM declining by 15 basis points and adjusted NIM decreasing by four basis points from the first quarter of 2021. (See the “Non–GAAP Reconciliation of Net Interest Margin” table for the definition of this non–GAAP calculation of adjusted NIM.) An estimated seven basis points attributed to Federal Paycheck Protection Program (“PPP”) lending improved the margin, offset by an estimated 21 basis point compression attributed to excess liquidity held during the quarter, for both NIM and adjusted NIM.

•Horizon’s in–market consumer and commercial deposit relationships, combined with strategic pricing moves to manage deposit growth and runoff of higher–priced time deposits, contributed to continued improvement in the cost of interest bearing liabilities, which declined to 0.45% in the quarter, compared to 0.50% in the first quarter of 2021 and 0.74% in the second quarter of 2020.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results
•Non–interest expense was $33.4 million in the quarter, or 2.18% of average assets on an annualized basis, compared to $32.2 million, or 2.20%, in the first quarter of 2021 and $30.4 million, or 2.18%, in the second quarter of 2020.

•The efficiency ratio for the period was 57.73% compared to 57.03% for the first quarter of 2021 and 56.23% for the second quarter of 2020. The adjusted efficiency ratio was 57.45% compared to 57.97% for the first quarter of 2021 and 56.49% for the second quarter of 2020. (See the “Non-GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio” table below.)

•Horizon experienced an increased return on average assets (“ROAA”) of 1.45% and return on average common equity (“ROACE”) of 12.59% in the quarter, as well as adjusted ROAA of 1.46% and adjusted ROACE of 12.61%, excluding the impact of acquisition expenses and prepayment penalties, net of tax, and death benefits on bank owned life insurance. (See the “Non–GAAP Reconciliation of Return on Average Assets” and the “Non–GAAP Reconciliation of Return on Average Common Equity” tables below.)

•Horizon recorded a provision release of $1.5 million and maintained solid asset quality metrics at period end, including non–performing loans declining 10.9% during the quarter to $22.3 million, or 0.63% of total loans, substandard loans declining 4.6% to $82.5 million, or 2.3% of total loans, net charge–offs declining 81.3% to $39,000, or 0.00% of average loans for the period, and COVID–19 deferrals declining 42.7% to $52.5 million, or 1.5% of total loans.

•Total non–interest income grew to $15.2 million, up 9.6% from the linked quarter and 36.7% from the year–ago period, due to favorable impact of mortgage production, bank owned life insurance, banking fees and fiduciary activities. Following record residential lending in 2020, mortgage–related non–interest income remained strong in the second three months of 2021, with gain on mortgage loan sales of $5.6 million and net mortgage servicing income of $1.5 million. The Horizon Bank (the “Bank”) originated $173.0 million in mortgage loans during the quarter, with 61% of volume from purchases, as Horizon continued to focus residential lending on prime borrowers in Indiana and Michigan markets.

•Loans, excluding PPP lending, totaled $3.36 billion on June 30, 2021, were lower reflecting cash reserves maintained by many current and prospective commercial borrowers and retail households through the quarter. Loans, excluding PPP lending, totaled $3.42 billion on March 31, 2021 and $3.69 billion on June 30, 2020.

•Horizon’s book value per share and tangible book value per share increased to all–time highs of $16.16 and $12.24, respectively. (See the “Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share” table below.)

•As part of the Company's annual branch performance review and a third–party analysis of the Bank's retail network, Horizon's Board of Directors approved the permanent closure of nine Indiana branch locations and one in Michigan to occur on August 27, 2021.

•Horizon increased cash dividends paid in the quarter by 8.3% to $0.13 per share, as previously announced. As of June 30, 2021, in excess of $129 million in cash was maintained at the holding company, providing considerable future optionality to build shareholder value.

Summary

	For the Three Months Ended
	June 30,	March 31,	June 30,
Net Interest Income and Net Interest Margin	2021	2021	2020
Net interest income	$42,632	$42,538	$42,996
Net interest margin	3.14%	3.29%	3.47%
Adjusted net interest margin	3.13%	3.17%	3.35%

“Expected net interest margin compression in the second quarter continued to reflect pressure on total earning assets as we invested significant liquidity in lower–yielding assets. This was partially offset by a four basis point increase in average loan yields and a five basis point reduction in our already low average cost of interest bearing liabilities,” Mr. Dwight commented.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results
“We continue to believe that Horizon's ample liquidity and capital positions us well to quickly respond to both commercial and consumer credit needs that we expect to accelerate as stimulus dollars are spent down and a recovering economy enhances demand.”

	For the Three Months Ended
	June 30,	March 31,	June 30,
Asset Yields and Funding Costs	2021	2021	2020
Interest earning assets	3.48%	3.66%	4.05%
Interest bearing liabilities	0.45%	0.50%	0.74%

	For the Three Months Ended
Non–interest Income and	June 30,	March 31,	June 30,
Mortgage Banking Income	2021	2021	2020
Total non–interest income	$15,207	$13,873	$11,125
Gain on sale of mortgage loans	5,612	5,296	6,620
Mortgage servicing income net of impairment	1,503	213	(2,760)

	For the Three Months Ended
	June 30,	March 31,	June 30,
Non–interest Expense	2021	2021	2020
Total non–interest expense	$33,388	$32,172	$30,432
Annualized non–interest expense to average assets	2.18%	2.20%	2.18%

	For the Three Months Ended
	June 30,	March 31,	June 30,
Credit Quality	2021	2021	2020
Allowance for credit losses to total loans	1.58%	1.56%	1.38%
Non–performing loans to total loans	0.63%	0.68%	0.70%
Percent of net charge–offs to average loans outstanding for the period	0.00%	0.01%	0.01%

Allowance for	December 31,	Net Reserve		June 30,
Credit Losses	2020	1Q20	2Q20	2021
Commercial	$42,210	$770	$(1,214)	$41,766
Retail Mortgage	4,620	(391)	(121)	4,108
Warehouse	1,267	(104)	(8)	1,155
Consumer	8,930	(116)	(194)	8,620
Allowance for Credit Losses (“ACL”)	$57,027	$159	$(1,537)	$55,649
ACL / Total Loans	1.47%			1.58%
Acquired Loan Discount (“ALD”)	$11,494	$(221)	$(815)	$10,458

“Horizon recorded a provision release reflecting continuing economic improvement and the Bank's strong asset quality, including significant reductions in non–performing and substandard loans, net charge–offs and COVID–19 deferral levels in the quarter,” Mr. Dwight said.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results
Income Statement Highlights

Net income for the second quarter of 2021 was $22.2 million, or $0.50 diluted earnings per share, compared to $20.4 million, or $0.46, for the linked quarter and $14.6 million, or $0.33, for the prior year period. This represents the highest quarterly net income in the Company’s history, even with the $0.01 after tax effect of second quarter 2021 acquisition expenses.

Adjusted net income for the second quarter of 2021 was $22.2 million, or $0.50 diluted earnings per share, compared to $19.7 million, or $0.44, for the linked quarter and $14.4 million, or $0.32, for the prior year period. Adjusted net income, which is not calculated according to generally accepted accounting principles (“GAAP”), is a measure that Horizon uses to provide a greater understanding of operating profitability.

The increase in net income for the second quarter of 2021 when compared to the first quarter of 2021 reflects an increase in non–interest income of $1.3 million, a decrease of $1.9 million in credit loss expense and an increase in net interest income of $94,000, offset by an increase in non–interest expense of $1.2 million and an increase in income tax expense of $320,000.

Interest income includes the recognition of PPP interest and net loan processing fees totaling $2.7 million in the second quarter of 2021, compared to $3.2 million in the linked quarter. On June 30, 2021, the Company had $5.7 million in deferred PPP loan processing fees outstanding and $169.4 million in PPP loans outstanding. PPP deferred fees and loans outstanding at March 31, 2021 were $7.3 million and $252.3 million, respectively. The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness.

Second quarter 2021 income from the gain on sale of mortgage loans totaled $5.6 million, up from $5.3 million in the linked quarter and down from $6.6 million in the prior year period.

Non–interest expense of $33.4 million in the second quarter of 2021 reflected an $859,000 increase in salaries and employee benefits expense, an increase of $518,000 in outside services and consultants, an increase of $309,000 in other expenses, an increase of $285,000 in loan expenses and $242,000 in acquisition expenses, offset by a decrease in FDIC deposit insurance expense of $300,000, a decrease in other losses of $277,000 and a decrease in net occupancy expenses of $234,000, from the linked quarter.

The increase in net income for the second quarter of 2021 when compared to the same prior year period reflects an increase in non–interest income of $4.1 million and a decrease in credit loss expense of $8.5 million, offset by an increase in non–interest expense of $3.0 million, an increase in income tax expense of $1.8 million and a decrease in net interest income of $364,000.

Net income for the first six months of 2021 was $42.6 million, or $0.97 diluted earnings per share, compared to $26.3 million, or $0.59 diluted earnings per share, for the first six months of 2020. Adjusted net income for the first six months of 2021 was $41.9 million, or $0.95 diluted earnings per share, compared to $25.6 million, or $0.57 diluted earnings per share, for the first six months of 2020. The increase in net income for the first six months of 2021 when compared to the same prior year period reflects a decrease in credit loss expense of $16.8 million, an increase in non–interest income of $5.9 million and an increase in net interest income of $1.2 million, offset by an increase in non–interest expense of $4.0 million and an increase in income tax expense of $3.6 million.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020
Net income as reported	$22,173	$20,422	$21,893	$20,312	$14,639	$42,595	$26,294
Acquisition expenses	242	—	—	—	—	242	—
Tax effect	(51)	—	—	—	—	(51)	—
Net income excluding acquisition expenses	22,364	20,422	21,893	20,312	14,639	42,786	26,294
(Gain) / loss on sale of investment securities	—	(914)	(2,622)	(1,088)	(248)	(914)	(587)
Tax effect	—	192	551	228	52	192	123
Net income excluding (gain) / loss on sale of investment securities	22,364	19,700	19,822	19,452	14,443	42,064	25,830
Death benefit on bank owned life insurance (“BOLI”)	(266)	—	—	(31)	—	(266)	(233)
Net income excluding death benefit on BOLI	22,098	19,700	19,822	19,421	14,443	41,798	25,597
Prepayment penalties on borrowings	125	—	3,804	—	—	125	—
Tax effect	(26)	—	(799)	—	—	(26)	—
Net income excluding prepayment penalties on borrowings	22,197	19,700	22,827	19,421	14,443	41,897	25,597
Adjusted net income	$22,197	$19,700	$22,827	$19,421	$14,443	$41,897	$25,597

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020
Diluted earnings per share (“EPS”) as reported	$0.50	$0.46	$0.50	$0.46	$0.33	$0.97	$0.59
Acquisition expenses	0.01	—	—	—	—	0.01	—
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding acquisition expenses	0.51	0.46	0.50	0.46	0.33	0.98	0.59
(Gain) / loss on sale of investment securities	—	(0.02)	(0.06)	(0.02)	(0.01)	(0.02)	(0.01)
Tax effect	—	—	0.01	0.01	—	—	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.51	0.44	0.45	0.45	0.32	0.96	0.58
Death benefit on bank owned life insurance (“BOLI”)	(0.01)	—	—	—	—	(0.01)	(0.01)
Diluted EPS excluding death benefit on BOLI	0.50	0.44	0.45	0.45	0.32	0.95	0.57
Prepayment penalties on borrowings	—	—	0.09	—	—	—	—
Tax effect	—	—	(0.02)	—	—	—	—
Diluted EPS excluding prepayment penalties on borrowings	0.50	0.44	0.52	0.45	0.32	0.95	0.57
Adjusted diluted EPS	$0.50	$0.44	$0.52	$0.45	$0.32	$0.95	$0.57

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020
Pre–tax income	$25,943	$23,872	$23,860	$24,638	$16,632	$49,815	$29,871
Credit loss expense	(1,492)	367	3,042	2,052	7,057	(1,125)	15,657
Pre–tax, pre–provision income	$24,451	$24,239	$26,902	$26,690	$23,689	$48,690	$45,528

Pre–tax, pre–provision income	$24,451	$24,239	$26,902	$26,690	$23,689	$48,690	$45,528
Acquisition expenses	242	—	—	—	—	242	—
(Gain) / loss on sale of investment securities	—	(914)	(2,622)	(1,088)	(248)	(914)	(587)
Death benefit on BOLI	(266)	—	—	(31)	—	(266)	(233)
Prepayment penalties on borrowings	125	—	3,804	—	—	125	—
Adjusted pre–tax, pre–provision income	$24,552	$23,325	$28,084	$25,571	$23,441	$47,752	$44,708

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results
Horizon’s net interest margin decreased to 3.14% for the second quarter of 2021 compared to 3.29% for the first quarter of 2021. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 18 basis points, offset by a decrease in the cost of interest bearing liabilities of five basis points. Interest income from acquisition–related purchase accounting adjustments was $1.3 million lower during the second quarter of 2021 when compared to the first quarter of 2021.

Horizon’s net interest margin decreased to 3.14% for the second quarter of 2021 compared to 3.47% for the second quarter of 2020. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 57 basis points offset by a decrease in the cost of interest bearing liabilities of 29 basis points.

Horizon’s net interest margin decreased to 3.21% for the first six months of 2021 compared to 3.51% for the same prior year period. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 68 basis points offset by a decrease in the cost of interest bearing liabilities of 46 basis points.

The net interest margin was impacted during the second and first quarters of 2021 by PPP loans that were originated. Horizon estimates that the PPP loans increased the net interest margin by seven and 10 basis points for the second and first quarters of 2021, respectively. This assumes these PPP loans were not included in average interest earning assets or interest income and were primarily funded by the growth in non–interest bearing deposits.

The net interest margin was also impacted during the second and first quarters of 2021 by excess liquidity carried on the balance sheet through increased deposits. Horizon estimates that the excess liquidity compressed the net interest margin by 21 and 16 basis points for the second and first quarters of 2021, respectively. This assumes that the excess liquidity was not included in average interest earning assets or interest income and was excluded from non–interest bearing deposits.

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020
Net interest income as reported	$42,632	$42,538	$43,622	$43,397	$42,996	$85,170	$83,921
Average interest earning assets	5,659,384	5,439,634	5,365,888	5,251,611	5,112,636	5,550,116	4,929,388
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	3.14%	3.29%	3.34%	3.39%	3.47%	3.21%	3.51%

Net interest income as reported	$42,632	$42,538	$43,622	$43,397	$42,996	$85,170	$83,921
Acquisition–related purchase accounting adjustments (“PAUs”)	(230)	(1,579)	(2,461)	(1,488)	(1,553)	(1,809)	(2,987)
Prepayment penalties on borrowings	125	—	3,804	—	—	125	—
Adjusted net interest income	$42,527	$40,959	$44,965	$41,909	$41,443	$83,361	$80,934
Adjusted net interest margin	3.13%	3.17%	3.44%	3.27%	3.35%	3.15%	3.39%

Net interest margin, excluding acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 3.13% for the second quarter of 2021, compared to 3.17% for the linked quarter and 3.35% for the second quarter of 2020. Interest income from acquisition–related purchase accounting adjustments was $230,000, $1.6 million and $1.6 million for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

The adjusted net interest margin was 3.15% for the first six months of 2021 compared to 3.39% for the same prior year period. Interest income from acquisition–related purchase accounting adjustments was $1.8 million and $3.0 million for the six months ended June 30, 2021 and 2020, respectively.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results
Lending Activity

Total loans were $3.53 billion, or $3.36 billion excluding PPP loans, on June 30, 2021. Total loans were $3.67 billion, or $3.42 billion excluding PPP loans, on March 31, 2021. During the three months ended June 30, 2021, PPP loans decreased $82.8 million, mortgage warehouse loans decreased $60.9 million, residential mortgage loans decreased $22.5 million and loans held for sale decreased $570,000, offset by an increase in consumer loans of $11.7 million and an increase in commercial loans, excluding PPP loans, of $9.6 million.

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)
	June 30,	March 31,	Amount	Percent
	2021	2021	Change	Change
Commercial, excluding PPP loans	$1,935,187	$1,925,576	$9,611	0.5%
PPP loans	169,440	252,282	(82,842)	(32.8)%
Residential mortgage	559,437	581,929	(22,492)	(3.9)%
Consumer	650,144	638,403	11,741	1.8%
Subtotal	3,314,208	3,398,190	(83,982)	(2.5)%
Loans held for sale	7,228	7,798	(570)	(7.3)%
Mortgage warehouse	205,311	266,246	(60,935)	(22.9)%
Total loans	$3,526,747	$3,672,234	$(145,487)	(4.0)%
Residential mortgage lending activity for the three months ended June 30, 2021 generated $5.6 million in income from the gain on sale of mortgage loans, increasing $316,000 from the first quarter of 2021 and decreasing $1.0 million from the second quarter of 2020. Total origination volume for the second quarter of 2021, including loans placed into the portfolio, totaled $173.0 million, representing an increase of 11.2% from first quarter 2021 levels, and a decrease of 31.6% from the second quarter of 2020. As a percentage of total originations, 39% of the volume was for refinances and 61% was for new purchases during the second quarter of 2021. Total origination volume of loans sold to the secondary market totaled $113.2 million, representing a decrease of 10.2% from the first quarter of 2021 and a decrease of 41.2% from the second quarter of 2020.

Revenue derived from Horizon's residential mortgage and mortgage warehouse lending activities was 12% for the three months ended June 30, 2021, compared to 14% for the linked quarter and 15% for the three months ended June 30, 2020.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results
Expense Management

	Three Months Ended
	June 30,			March 31,
	2021			2021			Adjusted
Non–interest Expense	Actual	Acquisition Expenses	Adjusted	Actual	Acquisition Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$17,730	$—	$17,730	$16,871	$—	$16,871	$859	5.1%
Net occupancy expenses	3,084	—	3,084	3,318	—	3,318	(234)	(7.1)%
Data processing	2,388	—	2,388	2,376	—	2,376	12	0.5%
Professional fees	588	(51)	537	544	—	544	(7)	(1.3)%
Outside services and consultants	2,220	(187)	2,033	1,702	—	1,702	331	19.4%
Loan expense	3,107	—	3,107	2,822	—	2,822	285	10.1%
FDIC insurance expense	500	—	500	800	—	800	(300)	(37.5)%
Other losses	6	—	6	283	—	283	(277)	(97.9)%
Other expense	3,765	(4)	3,761	3,456	—	3,456	305	8.8%
Total non–interest expense	$33,388	$(242)	$33,146	$32,172	$—	$32,172	$974	3.0%
Annualized non–interest expense to average assets	2.18%		2.16%	2.20%		2.20%

Total non–interest expense was $1.2 million higher in the second quarter of 2021 when compared to the first quarter of 2021. The increase in expenses was primarily due to an increase in salaries and employee benefits of $859,000, an increase in outside services and consultants of $518,000, an increase in other expenses of $309,000 and an increase in loan expense of $285,000, offset by decreases in FDIC insurance expense of $300,000, other losses of $277,000 and net occupancy of $234,000. The increase in salaries and employee benefits expense was due to a decrease of $581,000 in deferred loan origination costs and an increase of $272,000 in health insurance expense. Excluding acquisition expenses, total non–interest expense increased by $974,000 in the second quarter of 2021 when compared to the first quarter of 2021.

	Three Months Ended
	June 30,			June 30,
	2021			2020			Adjusted
Non–interest Expense	Actual	Acquisition Expenses	Adjusted	Actual	Acquisition Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$17,730	$—	$17,730	$15,629	$—	$15,629	$2,101	13.4%
Net occupancy expenses	3,084	—	3,084	3,190	—	3,190	(106)	(3.3)%
Data processing	2,388	—	2,388	2,432	—	2,432	(44)	(1.8)%
Professional fees	588	(51)	537	518	—	518	19	3.7%
Outside services and consultants	2,220	(187)	2,033	1,759	—	1,759	274	15.6%
Loan expense	3,107	—	3,107	2,692	—	2,692	415	15.4%
FDIC insurance expense	500	—	500	235	—	235	265	112.8%
Other losses	6	—	6	193	—	193	(187)	(96.9)%
Other expense	3,765	(4)	3,761	3,784	—	3,784	(23)	(0.6)%
Total non–interest expense	$33,388	$(242)	$33,146	$30,432	$—	$30,432	$2,714	8.9%
Annualized non–interest expense to average assets	2.18%		2.16%	2.18%		2.18%

Total non–interest expense was $3.0 million higher in the second quarter of 2021 when compared to the second quarter of 2020. Increases in salaries and employee benefits, outside services and consultants, loan expense and FDIC insurance expense were offset in part by decreases in other losses and net occupancy expenses. Excluding acquisition expenses, total non–interest expense increased by $2.7 million in the second quarter when compared to the same prior year period.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

	Six Months Ended
	June 30,			June 30,
	2021			2020			Adjusted
Non–interest Expense	Actual	Acquisition Expenses	Adjusted	Actual	Acquisition Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$34,601	$—	$34,601	$32,220	$—	$32,220	$2,381	7.4%
Net occupancy expenses	6,402	—	6,402	6,442	—	6,442	(40)	(0.6)%
Data processing	4,764	—	4,764	4,837	—	4,837	(73)	(1.5)%
Professional fees	1,132	(51)	1,081	1,054	—	1,054	27	2.6%
Outside services and consultants	3,922	(187)	3,735	3,674	—	3,674	61	1.7%
Loan expense	5,929	—	5,929	4,791	—	4,791	1,138	23.8%
FDIC insurance expense	1,300	—	1,300	385	—	385	915	237.7%
Other losses	289	—	289	313	—	313	(24)	(7.7)%
Other expense	7,221	(4)	7,217	7,865	—	7,865	(648)	(8.2)%
Total non–interest expense	$65,560	$(242)	$65,318	$61,581	$—	$61,581	$3,737	6.1%
Annualized non–interest expense to average assets	2.19%		2.18%	2.28%		2.28%

Total non–interest expense was $4.0 million higher for the first six months of 2021 when compared to the same prior year period. Increases in salaries and employee benefits, loan expenses and FDIC insurance expense were offset in part by a decrease in other expense. Excluding acquisition expenses, total non–interest expense increased $3.7 million for the first six months of 2021 when compared to the same prior year period.
Annualized non–interest expense as a percent of average assets was 2.18%, 2.20% and 2.18% for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively. Annualized non–interest expense, excluding acquisition expenses, as a percent of average assets was 2.16%, 2.20% and 2.18% for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

Annualized non–interest expense as a percent of average assets was 2.19% and 2.28% for the six months ended June 30, 2021 and 2020, respectively. Annualized non–interest expense, excluding acquisition expenses, as a percentage of average assets was 2.18% and 2.28% for the six months ended June 30, 2021 and 2020, respectively.

Income tax expense totaled $3.8 million for the second quarter of 2021, an increase of $320,000 when compared to the first quarter of 2021 and an increase of $1.8 million when compared to the second quarter of 2020. The increase in income tax expense in the second quarter of 2021 compared to both periods was primarily due to increases in income before tax expense.

Income tax expense totaled $7.2 million for the six months ended June 30, 2021, an increase of $3.6 million when compared to the six months ended June 30, 2020. The increase in income tax expense was primarily due to an increase in income before taxes of $19.9 million.

Capital

The capital resources of the Company and the Bank exceeded regulatory capital ratios for “well capitalized” banks at June 30, 2021. Stockholders’ equity totaled $710.4 million at June 30, 2021 and the ratio of average stockholders’ equity to average assets was 11.62% for the six months ended June 30, 2021.

Capital levels benefited from the Company’s previously disclosed public offering of subordinated notes raising $60.0 million in June 2020. Horizon’s fortress balance sheet at June 30, 2021 maintained adequate regulatory capital ratios when stress testing for highly adverse scenarios.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results
The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of June 30, 2021.

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk–weighted assets)
Consolidated	$687,957	16.65%	$330,550	8.00%	$433,847	10.50%	N/A	N/A
Bank	562,810	13.59%	331,308	8.00%	434,842	10.50%	$414,135	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	634,359	15.35%	247,958	6.00%	351,274	8.50%	N/A	N/A
Bank	510,983	12.34%	248,452	6.00%	351,974	8.50%	331,269	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	519,058	12.56%	185,968	4.50%	289,284	7.00%	N/A	N/A
Bank	510,983	12.34%	186,339	4.50%	289,861	7.00%	269,156	6.50%
Tier 1 capital (to average assets)
Consolidated	634,359	10.76%	235,821	4.00%	235,821	4.00%	N/A	N/A
Bank	510,983	8.72%	234,396	4.00%	234,396	4.00%	292,995	5.00%

Liquidity

The Bank maintains a stable base of core deposits provided by long–standing relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayment, investment security sales and maturities, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). At June 30, 2021, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $890.6 million in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Discount Window. The Bank had approximately $1.187 billion of unpledged investment securities at June 30, 2021.

Branch Network and Customer Experience

Horizon continues to implement its disciplined approach to enhancing the efficiency of its branch network on an ongoing basis, while leveraging technology to enhance the customer experience. Following management's annual review of branch performance for potential closure and a third–party consulting firm’s review of the Bank's physical branch network and strategy, Horizon’s Board of Directors approved the permanent closure on August 27, 2021 of nine branch locations in Indiana and one office in Michigan. At the same time, the Bank continues to invest in its Midwest footprint. On May 25, 2021, Horizon announced it agreed to acquire 14 TCF National Bank branches with approximately $976 million in deposits and $278 million in associated loans in a financially and strategically attractive extension of the Bank's low–cost deposit franchise in Michigan. Horizon expects to close the transaction during the third quarter of 2021.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results
Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for credit losses, tangible stockholders’ equity, tangible book value per share, efficiency ratio, the return on average assets, the return on average equity and pre–tax, pre–provision income. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP information identified herein and its most comparable GAAP measures.

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Total stockholders’ equity	$710,374	$689,379	$692,216	$670,293	$652,206
Less: Intangible assets	172,398	173,296	174,193	175,107	176,020
Total tangible stockholders’ equity	$537,976	$516,083	$518,023	$495,186	$476,186
Common shares outstanding	43,950,720	43,949,189	43,880,562	43,874,353	43,821,878
Book value per common share	$16.16	$15.69	$15.78	$15.28	$14.88
Tangible book value per common share	$12.24	$11.74	$11.81	$11.29	$10.87

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020
Non–interest expense as reported	$33,388	$32,172	$36,453	$33,407	$30,432	$65,560	$61,581
Net interest income as reported	42,632	42,538	43,622	43,397	42,996	85,170	83,921
Non–interest income as reported	$15,207	$13,873	$19,733	$16,700	$11,125	$29,080	$23,188
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	57.73%	57.03%	57.54%	55.59%	56.23%	57.38%	57.49%

Non–interest expense as reported	$33,388	$32,172	$36,453	$33,407	$30,432	$65,560	$61,581
Acquisition expenses	(242)	—	—	—	—	(242)	—
Non–interest expense excluding acquisition expenses	33,146	32,172	36,453	33,407	30,432	65,318	61,581
Net interest income as reported	42,632	42,538	43,622	43,397	42,996	85,170	83,921
Prepayment penalties on borrowings	125	—	3,804	—	—	125	—
Net interest income excluding prepayment penalties on borrowings	42,757	42,538	47,426	43,397	42,996	85,295	83,921
Non–interest income as reported	15,207	13,873	19,733	16,700	11,125	29,080	23,188
(Gain) / loss on sale of investment securities	—	(914)	(2,622)	(1,088)	(248)	(914)	(587)
Death benefit on BOLI	(266)	—	—	(31)	—	(266)	(233)
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$14,941	$12,959	$17,111	$15,581	$10,877	$27,900	$22,368
Adjusted efficiency ratio	57.45%	57.97%	56.48%	56.64%	56.49%	57.70%	57.94%

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020
Average assets	$6,142,507	$5,936,149	$5,864,086	$5,768,691	$5,620,695	$6,039,897	$5,433,187
Return on average assets (“ROAA”) as reported	1.45%	1.40%	1.49%	1.40%	1.05%	1.42%	0.97%
Acquisition expenses	0.02	—	—	—	—	0.01	—
Tax effect	—	—	—	—	—	—	—
ROAA excluding acquisition expenses	1.47	1.40	1.49	1.40	1.05	1.43	0.97
(Gain) / loss on sale of investment securities	—	(0.06)	(0.18)	(0.08)	(0.02)	(0.03)	(0.02)
Tax effect	—	0.01	0.04	0.02	—	0.01	—
ROAA excluding (gain) / loss on sale of investment securities	1.47	1.35	1.35	1.34	1.03	1.41	0.95
Death benefit on BOLI	(0.02)	—	—	—	—	(0.01)	(0.01)
ROAA excluding death benefit on BOLI	1.45	1.35	1.35	1.34	1.03	1.40	0.94
Prepayment penalties on borrowings	0.01	—	0.26	—	—	—	—
Tax effect	—	—	(0.05)	—	—	—	—
ROAA excluding prepayment penalties on borrowings	1.46	1.35	1.56	1.34	1.03	1.40	0.94
Adjusted ROAA	1.46%	1.35%	1.56%	1.34%	1.03%	1.40%	0.94%

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2021	2021	2020	2020	2020	2021	2020
Average common equity	$706,652	$697,401	$680,857	$668,797	$649,490	$702,052	$655,538
Return on average common equity (“ROACE”) as reported	12.59%	11.88%	12.79%	12.08%	9.07%	12.23%	8.07%
Acquisition expenses	0.14	—	—	—	—	0.07	—
Tax effect	(0.03)	—	—	—	—	(0.01)	—
ROACE excluding acquisition expenses	12.70	11.88	12.79	12.08	9.07	12.29	8.07
(Gain) / loss on sale of investment securities	—	(0.53)	(1.53)	(0.65)	(0.15)	(0.26)	(0.18)
Tax effect	—	0.11	0.32	0.14	0.03	0.06	0.04
ROACE excluding (gain) / loss on sale of investment securities	12.70	11.46	11.58	11.57	8.95	12.09	7.93
Death benefit on BOLI	(0.15)	—	—	(0.02)	—	(0.08)	(0.07)
ROACE excluding death benefit on BOLI	12.55	11.46	11.58	11.55	8.95	12.01	7.86
Prepayment penalties on borrowings	0.07	—	2.22	—	—	0.04	—
Tax effect	(0.01)	—	(0.47)	—	—	(0.01)	—
ROACE excluding prepayment penalties on borrowings	12.61%	11.46%	13.33%	11.55%	8.95%	12.04%	7.86%
Adjusted ROACE	12.61%	11.46%	13.33%	11.55%	8.95%	12.04%	7.86%

Conference Call

As previously announced, Horizon will host a conference call to review its second quarter financial results and operating performance.

Participants may access the live conference call on July 28, 2021 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 877–317–6789 from the United States, 866–450–4696 from Canada or 412–317–6789 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through August 4, 2021. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 412–317–0088 from other international locations, and entering the access code 10157826.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $6.1 billion–asset bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results
Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10–K and its quarterly reports on Form 10–Q. Further, statements about the effects of the COVID–19 pandemic on our business, operations, financial performance, and prospects may constitute forward–looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward–looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Financial Highlights
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Balance sheet:
Total assets	$6,109,227	$6,055,528	$5,886,614	$5,790,143	$5,739,262
Interest earning deposits & federal funds sold	209,304	444,239	158,979	15,707	82,328
Interest earning time deposits	6,994	7,983	8,965	9,213	9,247
Investment securities	1,844,470	1,423,825	1,302,701	1,195,613	1,126,075
Commercial loans	2,104,627	2,177,858	2,192,271	2,321,608	2,312,715
Mortgage warehouse loans	205,311	266,246	395,626	374,653	300,386
Residential mortgage loans	559,437	581,929	624,286	675,220	704,410
Consumer loans	650,144	638,403	655,200	658,884	660,871
Earning assets	5,610,538	5,571,304	5,374,589	5,286,974	5,235,553
Non–interest bearing deposit accounts	1,102,950	1,133,412	1,053,242	1,016,646	981,868
Interest bearing transaction accounts	3,105,328	2,947,438	2,802,673	2,600,691	2,510,854
Time deposits	573,348	640,966	675,218	718,952	814,877
Borrowings	439,094	481,488	475,000	587,473	583,073
Subordinated notes	58,676	58,640	58,603	58,566	58,824
Junior subordinated debentures issued to capital trusts	56,662	56,604	56,548	56,491	56,437
Total stockholders’ equity	710,374	689,379	692,216	670,293	652,206

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Income statement:
Net interest income	$42,632	$42,538	$43,622	$43,397	$42,996
Credit loss expense (recovery)	(1,492)	367	3,042	2,052	7,057
Non–interest income	15,207	13,873	19,733	16,700	11,125
Non–interest expense	33,388	32,172	36,453	33,407	30,432
Income tax expense	3,770	3,450	1,967	4,326	1,993
Net income	$22,173	$20,422	$21,893	$20,312	$14,639

Per share data:
Basic earnings per share	$0.50	$0.46	$0.50	$0.46	$0.33
Diluted earnings per share	0.50	0.46	0.50	0.46	0.33
Cash dividends declared per common share	0.13	0.12	0.12	0.12	0.12
Book value per common share	16.16	15.69	15.78	15.28	14.88
Tangible book value per common share	12.24	11.74	11.81	11.29	10.87
Market value – high	19.13	19.94	15.86	11.48	12.44
Market value – low	$16.98	$15.43	$10.16	$9.05	$8.40
Weighted average shares outstanding – Basis	43,950,501	43,919,549	43,862,435	43,862,435	43,781,249
Weighted average shares outstanding – Diluted	44,111,103	44,072,581	43,903,881	43,903,881	43,802,794

Key ratios:
Return on average assets	1.45%	1.40%	1.49%	1.40%	1.05%
Return on average common stockholders’ equity	12.59	11.88	12.79	12.08	9.07
Net interest margin	3.14	3.29	3.34	3.39	3.47
Allowance for credit losses to total loans	1.58	1.56	1.47	1.39	1.38
Average equity to average assets	11.50	11.75	11.61	11.59	11.56
Efficiency ratio	57.73	57.03	57.54	55.59	56.23
Annualized non–interest expense to average assets	2.18	2.20	2.47	2.30	2.18
Bank only capital ratios:
Tier 1 capital to average assets	8.72	8.81	8.71	8.57	8.48
Tier 1 capital to risk weighted assets	12.34	12.71	11.29	10.67	10.49
Total capital to risk weighted assets	13.59	13.86	12.21	11.56	11.74

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Six Months Ended
	June 30,	June 30,
	2021	2020
Income statement:
Net interest income	$85,170	$83,921
Credit loss expense (recovery)	(1,125)	15,657
Non–interest income	29,080	23,188
Non–interest expense	65,560	61,581
Income tax expense	7,220	3,577
Net income	$42,595	$26,294

Per share data:
Basic earnings per share	$0.97	$0.59
Diluted earnings per share	0.97	0.59
Cash dividends declared per common share	0.25	0.24
Book value per common share	16.16	14.88
Tangible book value per common share	12.24	10.87
Market value – high	19.94	18.79
Market value – low	$15.43	$7.97
Weighted average shares outstanding – Basis	43,935,111	44,219,880
Weighted average shares outstanding – Diluted	44,092,577	44,286,864

Key ratios:
Return on average assets	1.42%	0.97%
Return on average common stockholders’ equity	12.23	8.07
Net interest margin	3.21	3.51
Allowance for credit losses to total loans	1.58	1.38
Average equity to average assets	11.62	12.07
Efficiency ratio	57.38	57.49
Annualized non–interest expense to average assets	2.19	2.28
Bank only capital ratios:
Tier 1 capital to average assets	8.72	8.48
Tier 1 capital to risk weighted assets	12.34	10.49
Total capital to risk weighted assets	13.59	11.74

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Loan data:
Substandard loans	$82,488	$86,472	$98,874	$88,286	$61,385
30 to 89 days delinquent	3,336	5,099	6,938	5,513	3,853

Non–performing loans:
90 days and greater delinquent – accruing interest	—	267	262	331	123
Trouble debt restructures – accruing interest	1,853	1,828	1,793	1,825	2,039
Trouble debt restructures – non–accrual	2,294	2,271	2,610	2,704	3,443
Non–accrual loans	18,175	20,700	22,142	24,454	22,451
Total non–performing loans	$22,322	$25,066	$26,807	$29,314	$28,056
Non–performing loans to total loans	0.63%	0.68%	0.69%	0.72%	0.70%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Commercial	$41,766	$42,980	$42,210	$39,795	$39,147
Residential mortgage	4,108	4,229	4,620	5,464	5,832
Mortgage warehouse	1,155	1,163	1,267	1,250	1,190
Consumer	8,620	8,814	8,930	9,810	8,921
Total	$55,649	$57,186	$57,027	$56,319	$55,090

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Commercial	$40	$158	$23	$488	$6
Residential mortgage	(23)	(65)	(10)	136	24
Mortgage warehouse	—	—	—	—	—
Consumer	22	115	216	199	377
Total	$39	$208	$229	$823	$407
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.00%	0.01%	0.01%	0.02%	0.01%

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Commercial	$10,345	$12,802	$14,348	$16,169	$14,238
Residential mortgage	7,841	7,916	7,994	9,209	9,945
Mortgage warehouse	—	—	—	—	—
Consumer	4,136	4,348	4,465	3,936	3,873
Total	$22,322	$25,066	$26,807	$29,314	$28,056
Non–performing loans to total loans	0.63%	0.68%	0.69%	0.72%	0.70%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Commercial	$1,400	$1,696	$1,908	$2,191	$2,374
Residential mortgage	37	37	—	70	249
Mortgage warehouse	—	—	—	—	—
Consumer	46	—	—	80	20
Total	$1,483	$1,733	$1,908	$2,341	$2,643

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$359,184	$98	0.11%	$62,832	$17	0.11%
Interest earning deposits	29,584	44	0.60%	20,278	61	1.21%
Investment securities – taxable	645,139	2,386	1.48%	481,552	2,243	1.87%
Investment securities – non–taxable (1)	1,054,703	5,656	2.72%	647,375	4,105	3.15%
Loans receivable (2) (3)	3,570,774	39,236	4.43%	3,900,599	43,918	4.54%
Total interest earning assets	5,659,384	47,420	3.48%	5,112,636	50,344	4.05%
Non–interest earning assets
Cash and due from banks	84,469			84,297
Allowance for credit losses	(57,196)			(48,611)
Other assets	455,850			472,373
Total average assets	$6,142,507			$5,620,695

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$3,680,796	$2,053	0.22%	$3,299,661	$4,506	0.55%
Borrowings	453,856	1,296	1.15%	618,274	2,074	1.35%
Subordinated notes	58,653	881	6.02%	4,527	58	5.15%
Junior subordinated debentures issued to capital trusts	56,627	558	3.95%	52,835	710	5.40%
Total interest bearing liabilities	4,249,932	4,788	0.45%	3,975,297	7,348	0.74%
Non–interest bearing liabilities
Demand deposits	1,139,068			924,890
Accrued interest payable and other liabilities	46,855			71,018
Stockholders’ equity	706,652			649,490
Total average liabilities and stockholders’ equity	$6,142,507			$5,620,695

Net interest income / spread		$42,632	3.03%		$42,996	3.31%
Net interest income as a percent of average interest earning assets (1)			3.14%			3.47%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Six Months Ended			Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$313,467	$164	0.11%	$43,903	$113	0.52%
Interest earning deposits	27,567	90	0.66%	23,391	163	1.40%
Investment securities – taxable	528,250	3,822	1.46%	491,360	4,943	2.02%
Investment securities – non–taxable (1)	1,005,855	10,879	2.76%	618,080	7,903	3.16%
Loans receivable (2) (3)	3,674,977	80,054	4.41%	3,752,654	88,876	4.78%
Total interest earning assets	5,550,116	95,009	3.57%	4,929,388	101,998	4.25%
Non–interest earning assets
Cash and due from banks	84,866			81,203
Allowance for credit losses	(57,486)			(36,588)
Other assets	462,401			459,184
Total average assets	$6,039,897			$5,433,187

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$3,602,882	$4,396	0.25%	$3,262,492	$12,222	0.75%
Borrowings	465,502	2,565	1.11%	575,702	4,312	1.51%
Subordinated notes	58,635	1,761	6.06%	2,264	58	5.15%
Junior subordinated debentures issued to capital trusts	56,599	1,117	3.98%	52,801	1,485	5.66%
Total interest bearing liabilities	4,183,618	9,839	0.47%	3,893,259	18,077	0.93%
Non–interest bearing liabilities
Demand deposits	1,101,377			820,997
Accrued interest payable and other liabilities	52,850			63,393
Stockholders’ equity	702,052			655,538
Total average liabilities and stockholders’ equity	$6,039,897			$5,433,187

Net interest income / spread		$85,170	3.10%		$83,921	3.32%
Net interest income as a percent of average interest earning assets (1)			3.21%			3.51%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and due from banks	$304,171	$249,711
Interest earning time deposits	6,994	8,965
Investment securities, available for sale	1,691,186	1,134,025
Investment securities, held to maturity (fair value $162,651 and $179,990)	153,284	168,676
Loans held for sale	7,228	13,538
Loans, net of allowance for credit losses of $55,649 and $57,027	3,463,870	3,810,356
Premises and equipment, net	88,604	92,416
Federal Home Loan Bank stock	23,023	23,023
Goodwill	151,238	151,238
Other intangible assets	21,160	22,955
Interest receivable	21,702	21,396
Cash value of life insurance	97,071	96,751
Other assets	79,696	93,564
Total assets	$6,109,227	$5,886,614

Liabilities
Deposits
Non–interest bearing	$1,102,950	$1,053,242
Interest bearing	3,678,676	3,477,891
Total deposits	4,781,626	4,531,133
Borrowings	439,094	475,000
Subordinated notes	58,676	58,603
Junior subordinated debentures issued to capital trusts	56,662	56,548
Interest payable	2,430	2,712
Other liabilities	60,365	70,402
Total liabilities	5,398,853	5,194,398
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued 44,039,562 and 43,905,631 shares, Outstanding 43,950,720 and 43,880,562 shares	—	—
Additional paid–in capital	359,227	362,945
Retained earnings	332,509	301,419
Accumulated other comprehensive income	18,638	27,852
Total stockholders’ equity	710,374	692,216
Total liabilities and stockholders’ equity	$6,109,227	$5,886,614

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Interest income
Loans receivable	$39,236	$40,818	$46,745	$44,051	$43,918
Investment securities – taxable	2,528	1,548	1,570	1,704	2,321
Investment securities – non–taxable	5,656	5,223	4,919	4,391	4,105
Total interest income	47,420	47,589	53,234	50,146	50,344
Interest expense
Deposits	2,053	2,343	2,718	3,616	4,506
Borrowed funds	1,296	1,269	5,456	1,662	2,074
Subordinated notes	881	880	871	895	58
Junior subordinated debentures issued to capital trusts	558	559	567	576	710
Total interest expense	4,788	5,051	9,612	6,749	7,348
Net interest income	42,632	42,538	43,622	43,397	42,996
Credit loss expense (recovery)	(1,492)	367	3,042	2,052	7,057
Net interest income after credit loss expense (recovery)	44,124	42,171	40,580	41,345	35,939
Non–interest Income
Service charges on deposit accounts	2,157	2,234	2,360	2,154	1,888
Wire transfer fees	222	255	301	298	230
Interchange fees	2,892	2,340	2,645	2,438	2,327
Fiduciary activities	1,961	1,743	2,747	2,105	1,765
Gains / (losses) on sale of investment securities	—	914	2,622	1,088	248
Gain on sale of mortgage loans	5,612	5,296	7,815	8,813	6,620
Mortgage servicing income net of impairment	1,503	213	327	(1,308)	(2,760)
Increase in cash value of bank owned life insurance	502	511	566	566	557
Death benefit on bank owned life insurance	266	—	—	31	—
Other income	92	367	350	515	250
Total non–interest income	15,207	13,873	19,733	16,700	11,125
Non–interest expense
Salaries and employee benefits	17,730	16,871	20,030	18,832	15,629
Net occupancy expenses	3,084	3,318	3,262	3,107	3,190
Data processing	2,388	2,376	2,126	2,237	2,432
Professional fees	588	544	691	688	518
Outside services and consultants	2,220	1,702	2,083	1,561	1,759
Loan expense	3,107	2,822	2,961	2,876	2,692
FDIC insurance expense	500	800	900	570	235
Other losses	6	283	735	114	193
Other expenses	3,765	3,456	3,665	3,422	3,784
Total non–interest expense	33,388	32,172	36,453	33,407	30,432
Income before income taxes	25,943	23,872	23,860	24,638	16,632
Income tax expense	3,770	3,450	1,967	4,326	1,993
Net income	$22,173	$20,422	$21,893	$20,312	$14,639
Basic earnings per share	$0.50	$0.46	$0.50	$0.46	$0.33
Diluted earnings per share	0.50	0.46	0.50	0.46	0.33

Horizon Bancorp, Inc. Announces Record Second Quarter 2021 Financial Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Six Months Ended
	June 30,	June 30,
	2021	2020
Interest income
Loans receivable	$80,054	$88,876
Investment securities – taxable	4,076	5,219
Investment securities – non–taxable	10,879	7,903
Total interest income	95,009	101,998
Interest expense
Deposits	4,396	12,222
Borrowed funds	2,565	4,312
Subordinated notes	1,761	58
Junior subordinated debentures issued to capital trusts	1,117	1,485
Total interest expense	9,839	18,077
Net interest income	85,170	83,921
Credit loss expense (recovery)	(1,125)	15,657
Net interest income after credit loss expense (recovery)	86,295	68,264
Non–interest Income
Service charges on deposit accounts	4,391	4,334
Wire transfer fees	477	401
Interchange fees	5,232	4,223
Fiduciary activities	3,704	4,293
Gains / (losses) on sale of investment securities	914	587
Gain on sale of mortgage loans	10,908	10,093
Mortgage servicing income net of impairment	1,716	(2,735)
Increase in cash value of bank owned life insurance	1,013	1,111
Death benefit on bank owned life insurance	266	233
Other income	459	648
Total non–interest income	29,080	23,188
Non–interest expense
Salaries and employee benefits	34,601	32,220
Net occupancy expenses	6,402	6,442
Data processing	4,764	4,837
Professional fees	1,132	1,054
Outside services and consultants	3,922	3,674
Loan expense	5,929	4,791
FDIC insurance expense	1,300	385
Other losses	289	313
Other expenses	7,221	7,865
Total non–interest expense	65,560	61,581
Income before income taxes	49,815	29,871
Income tax expense	7,220	3,577
Net income	$42,595	$26,294
Basic earnings per share	$0.97	$0.59
Diluted earnings per share	0.97	0.59